EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the Class A Common Stock of Roku, Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 17th day of January, 2018.

CITADEL SECURITIES LLC		CALC3 III LP

By:	/s/ Shawn Fagan	By:	/s/ Shawn Fagan
	Shawn Fagan, Authorized Signatory		Shawn Fagan, Authorized Signatory

CITADEL SECURITIES GP LLC		KENNETH GRIFFIN

By:	/s/ Shawn Fagan	By:	/s/ David Glockner
	Shawn Fagan, Authorized Signatory		David Glockner, attorney-in-fact*

*	David Glockner is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney incorporated by reference herein and attached as Exhibit 99.2 hereto.